[CERTAIN IDENTIFIED INFORMATION, MARKED BY [***], HAS BEEN OMITTED FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE COMPANY TREATS AS PRIVATE OR CONFIDENTIAL.]

AMENDMENT ONE

TO

SEPARATION AND DISTRIBUTION AGREEMENT

This Amendment One to Separation and Distribution Agreement (this “Amendment”) is to amend that certain Separation and Distribution Agreement, dated October 1, 2022, between Adeia Inc. (“Adeia”), a Delaware corporation, and Xperi Inc. (“Xperi”), a Delaware corporation (the “Agreement”). Any terms which are used below and which are defined in the Agreement shall have the same meanings and definitions as set forth in the Agreement, unless otherwise indicated. Adeia and Xperi are hereinafter sometimes individually referred to as a “Party” or collectively referenced as the “Parties.” This Amendment shall constitute the Parties’ agreement to modify the Agreement as hereinafter provided effective as of October 1, 2022.

RECITALS

WHEREAS, the Parties wish to amend the Agreement as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is agreed to by the Parties, the Agreement is amended as follows:

1.
Schedule 2.2(d) of the Agreement (Specified Licensing Shared Contracts) is hereby amended by deleting clause b.iii. of Section 20 thereof in its entirety and replacing it with the following:

[***]

This Amendment is incorporated by reference and made an integral part of the Agreement. Except as specifically set forth herein, the terms and conditions of the Agreement remain in full force and effect. This Amendment represents the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements, negotiations, understandings, representations, statements and writings among the parties regarding the subject matter hereof. This Amendment to the Agreement shall be binding on the parties when signed on behalf of each Party and delivered to the other Party (which delivery may be accomplished by facsimile or email transmission of the signature pages hereto). It is the intention of the parties hereto, that in the event of any conflict between the terms of this Amendment and the Agreement, this Amendment shall prevail as to the subject matter herein.

Confidential

Agreed:

ADEIA INC.	XPERI INC.
By:	By:
Name:	Name:
Title:	Title
Date:	Date:

Confidential